FORM OF SUBSCRIPTION AGREEMENT


                            ENABLE IPC CORPORATION,
                             A Delaware corporation

This Subscription Agreement is made by and between Enable IPC
Corporation, a Delaware corporation (the "Company") and
______________________, the undersigned prospective purchaser who is subscribing hereby for the Securities.

In consideration of the Company's agreement to accept the undersigned as a holder of Stock upon the terms and conditions set forth herein, the undersigned agrees and represents as follows:

A.   SUBSCRIPTION

1. By executing this Subscription Agreement ("Agreement"), the undersigned agrees to purchase an aggregate of ____________ shares of Common Stock for an aggregate purchase price of $_____________, or $___________ per share, upon acceptance of this offer by the Company, and tenders payment in full herewith for such Securities (the "Payment").

2. The Payment will be returned promptly, without interest, in the event that for any reason the purchase and sale of the Securities subscribed for hereby is not consummated within 30 days following the date this Subscription Agreement is duly executed and delivered by the undersigned (such date is hereinafter referred to as the Closing Date) or in the event that the undersigned's subscription is rejected.

B.  GENERAL REPRESENTATIONS AND WARRANTIES

1. The undersigned hereby represents and warrants to, and agrees with the Company, as follows:

    (a) The Securities are being purchased for his or her own account and not for the account of any other person.

    (b) The undersigned has been furnished with the prospectus dated ________ __, 2005 (the "Prospectus").

    (c) In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representations or other information (whether oral or written) from the Company, or any of its agents other than as set forth in the Prospectus and has not relied on any other representations, warranties or information (whether oral or otherwise) and no oral or written representations or warranties have been made or oral or written information furnished to the undersigned or his or her advisors, if any, in connection with the offering of the Securities which were in any way inconsistent with the Prospectus.

    (d) The undersigned recognizes the Company has a limited financial and operating history and that investment in the Company involves substantial risks, and he or she has taken full cognizance of and understands all of the risk factors related to the purchase of the Securities. Accordingly, the undersigned represents that he or she fully understands that this is a highly speculative investment and that there are substantial risks that the undersigned will suffer a complete loss of his or her investment in the Securities.

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     (e)  The undersigned has carefully considered and has, to the extent he or she believes such discussion necessary, discussed with his or her professional legal, tax and financial advisers the suitability of an investment in the Company for his or her particular tax and financial situation and the undersigned has determined that the Securities are a suitable investment.


     (f) The undersigned, or if the undersigned is an entity, the person making the investment decision on behalf of the entity, has the capacity, by reason of the undersigned's or such person's business or financial experience (or that of the undersigned's purchaser representative) to evaluate the merits and risks of an investment in the Securities and to protect the undersigned's own interests in connection with such investment and the undersigned is able to bear the economic risk of such investment.

2. The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, the undersigned will, prior to such acceptance, give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

C.   UNDERSTANDINGS

1. The undersigned understands, acknowledges and agrees with the Company as follows:

  (a) This Subscription may be rejected, in whole or in part, by the Company in its sole discretion, at any time prior to the execution and delivery hereof by the Company, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

  (b) This Subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that: (i) this subscription is rejected for any reason or (ii) the purchase and sale of the Securities subscribed for hereby are not consummated.

  (c) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Securities.

2. The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

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E.   MISCELLANEOUS

1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

2. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any such waiver, modification, change, discharge, termination, revocation or cancellation is sought.

3. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth herein, or to such other address furnished by notice given in accordance with this Article E.

4. Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, shall not operate as a waiver thereof. No waiver by the Company shall be effective unless and until it is in writing and signed by the Company.

5. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California by and between residents of California, and shall be binding upon the undersigned, his heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

6. In the event that any provision of this Subscription Agreement is declared invalid or unenforceable by a court of competent jurisdiction under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Subscription Agreement may be amended only by a writing executed by all parties hereto.

8.  Title to the Securities shall be taken as follows: (check one):

(  ) Husband and wife, as community property;
(  ) Joint Tenants;
(  ) Tenants in common;
(  ) Separate property;
(  ) Living Trust;
( ) Corporation (Attach copy of resolution authorizing this investment); ( ) Partnership (Attach copy of partnership agreement);
(  ) Custodian, Trustee (Attach copy of agreement);
(  ) Other:

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                             ENABLE IPC CORPORATION
                             SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE

This page constitutes the signature Page for the Subscription Agreement. The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he or she has read and understands this Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of ____________, 200__.


_____________________			$ _____________________
Number of Shares of            		   Total Purchase Price
Common Stock

                                  _______________________________
                                  NAME OF PURCHASER, Print or Type
                                  (as it is to appear on the stock certificate)

                                  _______________________________
                                  Signature


                                  _______________________________


                                  _______________________________
                                  Address

                                  __________      __________________
                                  Phone Number    Social Security # or
                                                  Federal ID #

                                  ______________  __________________
                                  Fax Number               Email Address

                                  _________________________________
                                 Title of Authorized Signature if Purchaser
                                  is a corporation, partnership or other entity

                                  _________________________________
                                       Signature of Spouse or Co-Owner
                                 __________________________________
                                  Social Security # of Spouse or Co-Owner



Accepted on __________, 200__
For Enable IPC Corporation:

_______________________________
David Walker
Chief Executive Officer


IF PURCHASER IS A CORPORATION, PARTNERSHIP OR OTHER ENTITY; A COPY OF THE BOARD OF DIRECTOR'S RESOLUTION AUTHORIZING THIS INVESTMENT; A COPY OF THE PARTNERSHIP AGREEMENT; OR IN THE CASE OF ANY OTHER ENTITY A COPY OF SUCH AGREEMENT AUTHORING THIS INVESTMENT MUST BE ATTACHED.


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